UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 20, 2020

United-Guardian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

230 Marcus Boulevard, Hauppauge, New York 11788
(Address of Principal Executive Offices) (Zip Code)

(631) 273-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UG	NASDAQ Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(a) On May 26, 2020, Robert S. Rubinger, a member of the Registrant’s Board of Directors (“Board”), notified the registrant that he was resigning as a director of the registrant, effective immediately. Mr. Rubinger’s resignation was based on personal reasons, and was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

(b) At a meeting of the Board on May 20, 2020, Donna Vigilante, manager of the registrant’s Research and Development (“R&D”) department, was appointed a Vice President of the registrant, effective immediately. Ms. Vigilante is 40 years old and has been in her current position since October 2017. Prior to that, from 2015 until 2017, she was a chemist in the registrant’s R&D Department, and from 2011 to 2015 she was manager of the registrant’s Quality Control department. Her position as Vice President will end at the registrant’s next Annual Meeting of Stockholders, which is expected to take place in May 2021, unless reappointed to her position at that meeting. There are no arrangements or understandings between Ms. Vigilante and any other person(s) pursuant to which she was selected as an officer, and there are no family relationships between Ms. Vigilante and any other employee or director of the registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United-Guardian, Inc.

Date: May 26, 2020	By:	/s/ Ken Globus
Ken Globus
President